Exhibit 21.1

Subsidiaries of Registrant

Chimera RMBS Whole Pool LLC (formerly known as Chimera Asset Holding LLC), a Delaware limited liability company. Chimera RMBS LLC (formerly known as Chimera Holding LLC), a Delaware limited liability company. Chimera CMBS Whole Pool LLC (formerly known as Chimera Whole Pool Securities LLC), a Delaware limited liability company Chimera Insurance Company, LLC, a Missouri limited liability company
CIM Trading Company LLC, a Delaware limited liability company
Chimera Funding TRS LLC, a Delaware limited liability company
Chimera RR Holding LLC, a Delaware limited liability company
Chimera 2010-11 LLC, a Delaware limited liability company
Chimera 2012-1 LLC, a Delaware limited liability company
Chimera 2015-1 LLC, a Delaware limited liability company
Chimera 2015-2 LLC, a Delaware limited liability company
Chimera 2015-3 LLC, a Delaware limited liability company
Chimera 2015-4 LLC, a Delaware limited liability company
Chimera 2016-1 LLC, a Delaware limited liability company
Chimera 2016-2 LLC, a Delaware limited liability company
Chimera 2016-4 LLC, a Delaware limited liability company
Chimera 2017-1 LLC, a Delaware limited liability company
Chimera 2017-B LLC, a Delaware limited liability company
Chimera 2017-C LLC, a Delaware limited liability company
Chimera 2017-D LLC, a Delaware limited liability company Chimera Mortgage Securities LLC (formerly known as Chimera Mortgage Trust LLC), a Delaware limited liability company
Chimera GT Holdings 2016-4 LLC, a Delaware limited liability company
Chimera Residential Mortgage Inc., a Delaware corporation
Chimera RMBS Securities LLC, a Delaware limited liability company
Chimera Securities Holdings LLC, a Delaware limited liability company
Chimera Special Holding LLC, a Delaware limited liability company
CIM RR 2009-07 LLC, a Delaware limited liability company
Chimera RMBS Securities LLC, a Delaware limited liability company